UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No.1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 31, 2024
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On October 31, 2024, Green Plains Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission to report the appointment of Phil Boggs to serve as Chief Financial Officer of the Company effective November 1, 2024 and the retirement of Jim Stark from the Chief Financial Officer role with the Company on the same date. Such Form 8-K reported that compensatory arrangements for Mr. Boggs and Mr. Stark had not been determined at the time of filing. This Amendment No. 1 now amends the Form 8-K to report the Company has entered into such compensatory arrangements with Mr. Boggs and Mr. Stark.

Except as provided herein, the disclosures in the Form 8-K remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, due to the appointment of Mr. Boggs as Chief Financial Officer of the Company, the Company amended the employment agreement (“Employment Agreement”) dated December 2, 2021, with Mr. Boggs, attached as Exhibit 10.1 hereto. Pursuant to the amendment to the Employment Agreement, Mr. Boggs will receive an annual base salary of $400,000. The amendment to the Employment Agreement supersedes all prior oral or written understandings and agreements with respect to such specific subject matter.

Mr. Boggs is also eligible to participate in the Company’s Executive Change in Control Severance Plan (the “Plan”). The Plan participation letter for Mr. Boggs is attached as Exhibit 10.2 hereto.

On November 15, 2024, in relation to the retirement of Jim Stark from the Chief Financial Officer role, Mr. Stark and the Company entered into a Confidential Severance Agreement and Release (“the Severance Agreement”), attached as Exhibit 10.3 hereto. Pursuant to the Severance Agreement, Mr. Stark’s employment with the Company is terminated effective November 15, 2024. In addition, Mr. Stark will be eligible to receive; (i) restricted share awards previously granted under the Green Plains Inc. 2019 Equity Incentive Plan (“the LTIP”), of which 24,189 shares remain unvested, (ii) performance share units previously granted under the LTIP, of which 25,166 remain unvested (collectively the “Reinstated Awards”). The restricted share awards will vest shortly after the effective date when the Severance Agreement becomes irrevocable and the performance share units will remain outstanding following Mr. Stark’s termination and will be settled upon each of the original vesting dates as set forth in the applicable award agreements, with the performance share units being settled based on actual performance following the end of the applicable performance period.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Employment Agreement by and between Green Plains Inc. and Phil Boggs effective November 1, 2024
10.2	Executive Change in Control Severance Plan Participation Letter - Amended and Restated by and between Green Plains Inc. and Phil Boggs dated November 4, 2024
10.3	Confidential Severance Agreement and Release by and between Green Plains Inc. and Jim Stark dated November 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: November 15, 2024	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary